SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-RURAL CELLULAR CL A
GAMCO ASSET MANAGEMENT INC.
10/30/07 40,500 44.0500
10/29/07 90,000 44.0796
10/29/07 6,000 44.0500
GABELLI FUNDS, LLC.
GABELLI UTILITY TRUST
10/22/07 200 43.6600
THE GABELLI GLOBAL DEAL FUND
10/30/07 23,600 44.0500
10/29/07 3,000 44.0500
10/26/07 400 43.7500
10/25/07 5,800 43.7416
10/24/07 5,700 43.7700
10/23/07 1,900 43.7700
GABELLI ABC FUND
10/30/07 13,300 44.0500
10/29/07 1,700 43.9487

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.